Exhibit 10.30

This is an English translation

Agreement on Issues regarding Shareholder Voting Proxy

This Agreement on Issues regarding Shareholder Voting Proxy (this “Agreement”) is entered into by and between the following parties in Guangzhou, Guangdong Province, the PRC on 16 December 2011:

(1)	Party A:	Guangzhou Yingzheng Information Technology Co., Ltd. Registered Address: Floor 15, Hua Jian Tower, No. 233, Tian Fu Road, Tianhe Distrct, Guangzhou Legal Representative: Wang Yongchao

(2)	Party B:	Guangzhou Yitongtianxia Software Development Co., Ltd. Registered Address: No. 1- 6, Room 1501, No. 233, Tian Fu Road, Tianhe District, Guangzhou Legal Representative: Wang Yongchao

(3)	Party C:	3GUU Mobile Entertainment Industrial Co., Ltd. Registered Address: OMC Chambers Wickhams Cay 1, Road Town, Tortola, British Virgin Islands Authorized Representative: Xian Handi

(4)	Party D:	Wang Yongchao, a PRC citizen (ID No. 440823197306096917)

(5)	Party E:	Zheng Feng, a PRC citizen (ID No. 44080119730802031X)

(6)	Party F	Liang De, a PRC citizen (ID No. 440823197305204138)

The parties set out in (1)-(6) above shall be collectively referred to as “Parties” and individually as a “Party”.

Whereas:

1.                          Party D, Party E and Party F are the shareholders of Party A, collectively holding 100% shares of Party A.

2.                          Party A and Party B (as the Proxy) entered into the Shareholder Voting Proxy Agreement on 28 October 2009 in Guangzhou and the Supplementary Agreement in relation to the Shareholder Voting Proxy Agreement on 30 December 2010 with Party D, Party E and Party F (as the Principal) (collectively referred to as the “Voting Proxy Agreement”), pursuant to which Party D, Party E and Party F jointly and severally delegate and authorize Party B to exercise their voting powers and other shareholder rights in respect of Party A on their behalf (collectively referred to as the “Voting Rights”).

3.                          Subject to the consent of the Parties, and subject to the terms and conditions hereunder, Party B wishes to further delegate and authorize Party C to exercise the Voting Rights owned by Party B in respect of Party A under the Voting Proxy Agreement.

Therefore, based on the principle of mutual benefit and common development, and on the equal and voluntary basis, after thorough and friendly consultation, the Parties hereby reach an agreement as follows for common compliance:

1                      Delegation and Authorization by Party B to Party C

1.1       Subject to the consent of Party D, Party E and Party F, and subject to the terms and conditions hereunder, upon the effectiveness of this Agreement, Party B shall irrevocably and exclusively delegate and authorize Party C to exercise the Voting Rights owned by Party B under the Voting Proxy Agreement. Party C hereby agrees to accept such delegation and authorization.

1.2       The Parties agree that the delegation and authorization set forth in Section 1.1 shall take effect upon the effectiveness of this Agreement and remain effective thereafter.

1.3       Subject to the delegation and authorization set forth in Section 1.1, Party C shall exercise each power and right provided by Section 1 of the Shareholder’s Voting Proxy Agreement mentioned in the “Whereas” section hereof and other relevant powers and rights within the scope of delegation and authorization granted by Party D, Party E and Party F to Party B under the Voting Proxy Agreement. Party B shall no longer exercise, nor delegate and authorize any third party to exercise, the foregoing powers and rights.

1.4       Subject to the delegation and authorization set forth in Section 1.1, any act taken, and any document executed, by Party C to exercise the Voting Rights shall be deemed as taken, and executed, by Party B. Party B hereby acknowledges such act and document.

1.5       The Parties hereby expressly agree that Party C may delegate and authorize any other entity or person to exercise the Voting Rights at its own discretion without informing or obtaining consent from other Parties to this Agreement.

1.6       The Parties agree that, upon the effectiveness of this Agreement, Party B shall continue to provide operational and management service for Party A in accordance with the Voting Proxy Agreement, for which Party A shall continue to pay annual management fee to Party B in accordance with the Voting Proxy Agreement (including but not limited to Section 1 of the Supplementary Agreement mentioned in the “Whereas” section hereof).

1.7       No Party shall be required to pay any consideration or fees to any other Party for the delegation and authorization granted by Party B to Party C as completed hereunder.

1.8       Except for the terms and matters expressly provided and amended by this Agreement, any other terms in the Voting Proxy Agreement shall remain unchanged and have constant binding effect on each relevant Party.

2                      Governing Law and Dispute Resolution

2.1       This Agreement shall be governed by and interpreted pursuant to the laws of the PRC.

2.2       Any dispute arising from or in connection with this Agreement shall be settled pursuant to the provisions of Section 6 of the Shareholder Voting Proxy Agreement (Dispute Resolution) mentioned in the “Whereas” section hereof.

3                      Effectiveness and Miscellaneous

3.1       This Agreement shall take effect as of the date on which it is sealed and signed by the legal representatives or authorized representatives of Party A, Party B and Party C and signed by Party D, Party E and Party F.

3.2       This Agreement shall be signed in six original copies, with each Party holding one copy. Each copy shall have the same legal effect.

(No text below. The following page is the signature page to this Agreement.)

(No text on this page. This page is the signature page to the Agreement on Issues regarding Shareholder’s Voting Rights.)

Guangzhou Yingzheng Information Technology Co., Ltd.
[Company Seal Affixed]

Sign:	/s/ Wang Yongchao
Name:	Wang Yongchao
Position:	Legal Representative

Guangzhou Yitongtianxia Software Development Co., Ltd.
[Company Seal Affixed]

Sign:	/s/ Wang Yongchao
Name:	Wang Yongchao
Position:	Legal Representative

3GUU Mobile Entertainment Industrial Co., Ltd.
[Company Seal Affixed]

Sign:	/s/ Xian Handi
Name:	Xian Handi
Position:	Authorized Representative

Wang Yongchao

Sign:	/s/ Wang Yongchao

Zheng Feng

Sign:	/s/ Zheng Feng

Liang De

Sign:	/s/ Liang De